SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549


                                 Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


     Date of Report (Date of earliest event reported) April 7, 2000


                      United Financial Mortgage Corp.
          (Exact name of registrant as specified in its charter)

   Illinois_________________________________
   (State or other jurisdiction of incorporation)

        600 Enterprise Drive, Suite 206, Oak Brook, Illinois 60523
                 (Address of principal executive offices)

   Registrant's telephone number, including area code: (630) 571-7222

   ________________Not Applicable_____________
   (Former name or former address, if changed since last report.)

   Item 5.        Other Events

   On April 7, 2000 United Financial Mortgage Corp. (the
   "registrant") filed an application with the Office of Thrift Supervision,
   (OTS) for permission to organize as a Federal Savings Bank to be located at, or in the immediate vicinity of 600 Enterprise Drive, Suite 206, Oak Brook, Illinois.

   If the OTS grants such permission, the Registrant would be afforded the opportunity to engage in the deposit banking business.

   Signatures

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   United Financial Mortgage Corporation

                                            /S/ Steve Y. Khoshabe
   April 10, 2000                           Vice President and
                                            Chief Financial Officer